Exhibit 99.1

Amplitude Announces Fourth Quarter and Fiscal Year 2024 Financial Results

•
Annual Recurring Revenue was $312 million, up 11% year-over-year
•
Remaining performance obligations of $308.6 million, up 29% year-over-year
•
Fourth quarter revenue of $78.1 million, up 9% year-over-year
•
Fourth quarter Cash Flow from Operations of $3.2 million and Free Cash Flow of $1.5 million

SAN FRANCISCO – February 19, 2025 – Amplitude, Inc. (Nasdaq: AMPL), the leading digital analytics platform, today announced financial results for its fourth quarter and fiscal year ended December 31, 2024.

"Amplitude closed 2024 strong. Our platform strategy is resonating with customers, and we're making great progress with enterprises," said Spenser Skates, CEO and co-founder of Amplitude. "Every company needs three things: data they can trust, an understanding of what customers are doing in the product, and ways to take action. This is exactly what Amplitude delivers in one integrated platform."

Fourth Quarter 2024 Financial Highlights:

(in millions, except per share and percentage amounts)

	Fourth Quarter 2024	Fourth Quarter 2023	Y/Y Change
Annual Recurring Revenue	$312	$281	11%
Revenue	$78.1	$71.4	9%
GAAP Loss from Operations	$(35.5)	$(21.5)	$(14.0)
Non-GAAP Income (Loss) from Operations	$0.2	$2.3	$(2.1)
GAAP Net Loss Per Share, Basic and Diluted	$(0.26)	$(0.16)	$(0.10)
Non-GAAP Net Income (Loss) Per Share, Diluted	$0.02	$0.04	$(0.02)
Net Cash Provided by (Used in) Operating Activities	$3.2	$2.3	$0.9
Free Cash Flow	$1.5	$1.5	$0.0

Fiscal Year 2024 Financial Highlights:

(in millions, except per share and percentage amounts)

	FY 2024	FY 2023	Y/Y Change
Annual Recurring Revenue	$312	$281	11%
Revenue	$299.3	$276.3	8%
GAAP Loss from Operations	$(107.4)	$(102.5)	$(4.9)
Non-GAAP Income (Loss) from Operations	$(4.0)	$(3.5)	$(0.5)
GAAP Net Loss Per Share, Basic and Diluted	$(0.76)	$(0.77)	$0.01
Non-GAAP Net Income (Loss) Per Share, Diluted	$0.06	$0.06	$0.00
Net Cash Provided by (Used in) Operating Activities	$18.5	$25.6	$(7.1)
Free Cash Flow	$11.7	$22.4	$(10.7)

Non-GAAP income (loss) from operations and non-GAAP net income (loss) per share exclude expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs such as restructuring and other related charges. Stock-based compensation expense, exclusive of those related to our restructuring, and the related employer payroll taxes were $35.5 million in the fourth quarter of 2024 compared to $23.6 million in the fourth quarter of 2023, and $102.6 million in the full year 2024 compared to $89.5 million in the full year 2023. Free cash flow is GAAP net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Fourth Quarter and Recent Business Highlights:

•
Annual Recurring Revenue was $312 million, an increase of 11% year-over-year and an increase of $13 million compared to the third quarter of 2024.
•
GAAP Net Loss per share was $0.26, based on 127.8 million shares, compared to a loss of $0.16 per share, based on 119.2 million shares, in the fourth quarter of 2023.
•
Non-GAAP Net Income per share was $0.02, based on 135.7 million diluted shares, compared to $0.04 per share, based on 129.2 million diluted shares, in the fourth quarter of 2023.
•
Cash Flow from Operations was $3.2 million, a $0.9 million increase year-over-year.
•
Free Cash Flow was $1.5 million with no change year-over-year.
•
Number of customers greater than $100,000 in ARR increased to 591, or 16% year-over-year growth.
•
Acquired Command AI and released Guides and Surveys to make in-product guidance more timely, personalized, and effective.
•
Awarded 2024 AWS Partner of the Year for Innovation in Digital Experiences.

Financial Outlook:

The first quarter and full year 2025 outlook information provided below is based on Amplitude’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Amplitude’s actual results to differ materially from these forward-looking statements.

For the first quarter and full year 2025, the Company expects:

	First Quarter 2025	Full Year 2025
Revenue	$78.5 - $80.5 million	$324.8 - $330.8 million
Non-GAAP Operating Income (Loss)	$(5.5) - $(3.5) million	$(3.5) - $4.5 million
Non-GAAP Net Income (Loss) Per Share, Diluted	$(0.03) - $(0.01)	$0.05 - $0.10
Weighted Average Shares Outstanding	130.0 million, basic	142.1 million, diluted

An outlook for GAAP income (loss) from operations, GAAP net income (loss), GAAP net income (loss) per share and a reconciliation of expected non-GAAP income (loss) from operations to GAAP income (loss) from operations, expected non-GAAP net income (loss) to GAAP net income (loss), and expected non-GAAP net income (loss) per share to GAAP net income (loss) per share have not been provided as the quantification of certain items included in the calculation of GAAP income (loss) from operations, GAAP net income (loss) and GAAP net income (loss) per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as the number and value of awards granted that are not currently ascertainable, and the non-GAAP adjustment for amortization of acquired intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Conference Call Information:

Amplitude will host a live video webcast to discuss its financial results for its fourth quarter and fiscal year ended December 31, 2024, as well as the financial outlook for its first quarter and full year 2025 today at 2:00 PM Pacific Time / 5:00 PM Eastern Time. Interested parties may access the webcast, earnings press release, and investor presentation on the events section of Amplitude’s investor relations website at investors.amplitude.com. A replay will be available in the same location a few hours after the conclusion of the live webcast.

Forward-Looking Statements:

This press release contains express and implied "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the first quarter and full year 2025, the Company’s growth strategy and business aspirations and its market position and market opportunity. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about the Company’s industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements are subject to numerous uncertainties and risks that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including risks related to: the Company’s limited operating history and rapid growth over the last several years, which makes it difficult to forecast the Company’s future results of operations; the Company’s history of losses; any decline in the Company’s customer retention or expansion of its commercial relationships with existing customers or an inability to attract new customers; expected fluctuations in the Company’s financial results, making it difficult to project future results; the Company’s focus on sales to larger organizations and potentially increased dependency on those relationships, which may increase the variability of the Company’s sales cycles and results of operations; downturns or upturns in new sales, which may not be immediately reflected in the Company’s results of operations and may be difficult to discern; unfavorable conditions in the Company’s industry or the global economy, or reductions in information technology spending, which could limit the Company’s ability to grow its business; the market for SaaS applications, which may develop more slowly than the Company expects or decline; the Company’s intellectual property rights, which may not protect its business or provide the Company with a competitive advantage; and evolving privacy and other data-related laws; and the impact of sanctions related to Russia on the Company’s ability to collect receivables. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be included under the caption "Risk Factors" and elsewhere in the reports and other documents that the Company files with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K being filed at or around the date hereof. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

This press release includes financial information that has not been prepared in accordance with GAAP. The Company uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in the Company’s industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow does not reflect the Company’s future contractual commitments and the total increase or decrease of its cash balance for a given period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Share.

The Company defines these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs such as restructuring and other related charges. The Company excludes stock-based compensation expense and related employer payroll taxes, which is a non-cash expense, from certain of its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. The Company excludes amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of its non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of the Company’s business. Although the Company excludes these expenses from certain non-GAAP financial measures, the revenue from acquired companies subsequent to the date of acquisition is reflected in these measures and the acquired intangible assets contribute to the Company’s revenue generation. The Company excludes non-recurring costs from certain of its non-GAAP financial measures because such expenses do not repeat period over period and are not reflective of the ongoing operation of the Company’s business.

The Company uses non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share in conjunction with its traditional GAAP measures to evaluate the Company’s financial performance. The Company believes that these measures provide its management, board of directors, and investors consistency and comparability with its past financial performance and facilitate period-to-period comparisons of operations.

Free Cash Flow and Free Cash Flow Margin:

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue. The Company believes that free cash flow and free cash flow margin are useful indicators of liquidity that provide its management, board of directors, and investors with information about its future ability to generate or use cash to enhance the strength of its balance sheet and further invest in its business and pursue potential strategic initiatives.

Definitions of Business Metrics:

Annual Recurring Revenue

The Company defines Annual Recurring Revenue (“ARR”) as the annual recurring revenue of subscription agreements at a point in time based on the terms of customers’ contracts, including certain premium services that are subject to contractual subscription terms and Plus customers that we expect to recur. ARR should be viewed independently of revenue, and does not represent the Company’s GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates. ARR is also not intended to be a forecast of revenue.

Dollar-Based Net Retention Rate

The Company calculates dollar-based net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period-end (the “Prior Period ARR”). The Company then calculates the ARR from these same customers as of the current period-end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers as well as any overage charges in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate ("NRR"). The Company then calculates the weighted average of the trailing 12-month dollar-based net retention rates, to arrive at the dollar-based net retention rate (“NRR (TTM)”).

About Amplitude

Amplitude is a leading digital analytics platform that helps companies unlock the power of their products. Over 3,800 customers, including Atlassian, NBCUniversal, Under Armour, Shopify, and Jersey Mike’s, rely on Amplitude to gain self-service visibility into the entire customer journey. Amplitude guides companies every step of the way as they capture data they can trust, uncover clear insights about customer behavior, and take faster action. When teams understand how people are using their products, they can deliver better product experiences that drive growth. Amplitude is the best-in-class analytics solution for product, data, and marketing teams, ranked #1 in multiple categories in G2’s Winter 2024 Report. Learn how to optimize your digital products and business at amplitude.com.

Contacts

Investor Relations

John Streppa

ir@amplitude.com

Media Contact

Darah Easton

press@amplitude.com

AMPLITUDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$171,678	$248,491
Restricted cash, current	881	—
Marketable securities, current	69,419	73,909
Accounts receivable, net	26,346	29,496
Prepaid expenses and other current assets	20,353	16,624
Deferred commissions, current	14,954	11,444
Total current assets	303,631	379,964
Marketable securities, noncurrent	57,242	—
Property and equipment, net	16,333	10,068
Intangible assets, net	4,364	609
Goodwill	24,370	4,073
Restricted cash, noncurrent	—	869
Deferred commissions, noncurrent	27,697	26,942
Operating lease right-of-use assets	5,286	6,856
Other noncurrent assets	6,988	4,303
Total assets	$445,911	$433,684
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$991	$3,063
Accrued expenses	33,851	26,657
Deferred revenue	109,671	102,573
Total current liabilities	144,513	132,293
Operating lease liabilities, noncurrent	1,772	3,604
Noncurrent liabilities	3,070	3,034
Total liabilities	149,355	138,931
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	754,398	658,463
Accumulated other comprehensive income (loss)	6	(181)
Accumulated deficit	(457,849)	(363,530)
Total stockholders’ equity	296,556	294,753
Total liabilities and stockholders’ equity	$445,911	$433,684

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
Revenue	$78,131	$71,403	$299,272	$276,284
Cost of revenue (1)	19,806	18,265	76,924	71,923
Gross profit	58,325	53,138	222,348	204,361
Operating expenses:
Research and development (1)	$34,430	$22,198	$97,565	$90,138
Sales and marketing (1)	42,482	37,780	168,306	153,714
General and administrative (1)	16,918	14,749	63,860	54,887
Restructuring and other related charges (1)	—	(52)	—	8,142
Total operating expenses	93,830	74,675	329,731	306,881
Loss from operations	(35,505)	(21,537)	(107,383)	(102,520)
Other income (expense), net	3,333	3,537	14,855	13,426
Loss before provision for (benefit from) income taxes	(32,172)	(18,000)	(92,528)	(89,094)
Provision for (benefit from) income taxes	418	543	1,791	1,269
Net loss	$(32,590)	$(18,543)	$(94,319)	$(90,363)
Net loss per share
Basic and diluted	$(0.26)	$(0.16)	$(0.76)	$(0.77)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	127,759	119,246	123,900	116,938

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
Cost of revenue	$1,891	$1,874	$6,472	$7,300
Research and development	20,316	9,470	44,421	36,643
Sales and marketing	8,268	7,727	32,119	29,404
General and administrative	4,630	4,209	17,007	14,085
Restructuring and other related charges	—	—	—	853
Total stock-based compensation expense	$35,105	$23,280	$100,019	$88,285

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(32,590)	$(18,543)	$(94,319)	$(90,363)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,970	1,420	6,107	5,620
Stock-based compensation expense	35,105	23,280	100,019	88,285
Other	316	633	283	(301)
Non-cash operating lease costs	1,038	969	3,985	3,917
Changes in operating assets and liabilities:
Accounts receivable	2,908	2,328	2,205	(8,448)
Prepaid expenses and other current assets	4,911	3,076	(2,324)	3,711
Deferred commissions	(2,047)	(976)	(4,264)	(1,670)
Other noncurrent assets	450	263	(3,181)	2,050
Accounts payable	(1,680)	(3,256)	(1,987)	2,498
Accrued expenses	(77)	793	10,516	11,873
Deferred revenue	(5,979)	(6,447)	6,354	12,580
Operating lease liabilities	(1,169)	(1,219)	(4,888)	(4,122)
Net cash provided by (used in) operating activities	3,156	2,321	18,506	25,630
Cash flows provided by (used in) investing activities:
Cash received from maturities of marketable securities	2,500	12,500	93,750	12,500
Purchase of marketable securities	(127,918)	—	(146,270)	—
Purchase of property and equipment	(746)	(284)	(1,725)	(1,279)
Capitalization of internal-use software costs	(883)	(555)	(5,053)	(1,904)
Cash paid for acquisitions, net of cash acquired	(16,068)	—	(16,068)	—
Net cash provided by (used in) investing activities	(143,115)	11,661	(75,366)	9,317
Cash flows provided by (used in) financing activities:
Proceeds from the exercise of stock options	903	1,050	6,506	4,619
Cash received for tax withholding obligations on equity award settlements	355	397	4,578	13,427
Cash paid for tax withholding obligations on equity award settlements	(7,066)	(5,459)	(31,025)	(22,334)
Repurchase of unvested stock options	—	—	—	(648)
Net cash provided by (used in) financing activities	(5,808)	(4,012)	(19,941)	(4,936)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(145,767)	9,970	(76,801)	30,011
Cash, cash equivalents, and restricted cash at beginning of the period	318,326	239,390	249,360	219,349
Cash, cash equivalents, and restricted cash at end of the period	$172,559	$249,360	$172,559	$249,360

AMPLITUDE, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$58,325	$53,138	$222,348	$204,361
Plus: stock-based compensation expense and related employer payroll taxes	1,891	1,874	6,472	7,300
Plus: amortization of acquired intangible assets	158	273	490	1,238
Non-GAAP gross profit	$60,374	$55,285	$229,310	$212,899
GAAP gross margin	74.7%	74.4%	74.3%	74.0%
Non-GAAP adjustments	2.6%	3.0%	2.3%	3.1%
Non-GAAP gross margin	77.3%	77.4%	76.6%	77.1%
Reconciliation of operating expenses
GAAP research and development	$34,430	$22,198	$97,565	$90,138
Less: stock-based compensation expense and related employer payroll taxes	(20,479)	(9,591)	(45,644)	(37,519)
Non-GAAP research and development	$13,951	$12,607	$51,921	$52,619
GAAP research and development as percentage of revenue	44.1%	31.1%	32.6%	32.6%
Non-GAAP research and development as percentage of revenue	17.9%	17.7%	17.3%	19.0%
GAAP sales and marketing	$42,482	$37,780	$168,306	$153,714
Less: stock-based compensation expense and related employer payroll taxes	(8,394)	(7,854)	(33,015)	(30,206)
Less: amortization of acquired intangible assets	(113)	(44)	(244)	(175)
Non-GAAP sales and marketing	$33,975	$29,882	$135,047	$123,333
GAAP sales and marketing as percentage of revenue	54.4%	52.9%	56.2%	55.6%
Non-GAAP sales and marketing as percentage of revenue	43.5%	41.8%	45.1%	44.6%
GAAP general and administrative	$16,918	$14,749	$63,860	$54,887
Less: stock-based compensation expense and related employer payroll taxes	(4,709)	(4,270)	(17,514)	(14,447)
Non-GAAP general and administrative	$12,209	$10,479	$46,346	$40,440
GAAP general and administrative as percentage of revenue	21.7%	20.7%	21.3%	19.9%
Non-GAAP general and administrative as percentage of revenue	15.6%	14.7%	15.5%	14.6%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(35,505)	$(21,537)	$(107,383)	$(102,520)
Plus: stock-based compensation expense and related employer payroll taxes	35,473	23,589	102,645	89,472
Plus: amortization of acquired intangible assets	271	317	734	1,413
Plus: restructuring and other related charges	—	(52)	—	8,142
Non-GAAP income (loss) from operations	$239	$2,317	$(4,004)	$(3,493)
GAAP operating margin	(45.4%)	(30.2%)	(35.9%)	(37.1%)
Non-GAAP adjustments	45.7%	33.4%	34.5%	35.8%
Non-GAAP operating margin	0.3%	3.2%	(1.3%)	(1.3%)
Reconciliation of net income (loss)
GAAP net income (loss)	$(32,590)	$(18,543)	$(94,319)	$(90,363)
Plus: stock-based compensation expense and related employer payroll taxes	35,473	23,589	102,645	89,472
Plus: amortization of acquired intangible assets	271	317	734	1,413
Plus: restructuring and other related charges	—	(52)	—	8,142
Less: income tax effect of non-GAAP adjustments	(152)	(578)	(571)	(708)
Non-GAAP net income (loss)	$3,002	$4,733	$8,489	$7,956
Reconciliation of net income (loss) per share
GAAP net income (loss) per share, basic	$(0.26)	$(0.16)	$(0.76)	$(0.77)
Non-GAAP adjustments to net income (loss)	0.28	0.20	0.83	0.84
Non-GAAP net income (loss) per share, basic	$0.02	$0.04	$0.07	$0.07
Non-GAAP net income (loss) per share, diluted	$0.02	$0.04	$0.06	$0.06
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic	127,759	119,246	123,900	116,938
Weighted-average shares used in GAAP and non-GAAP per share calculation, diluted(1)	135,714	129,158	131,973	127,364

Note: Certain figures may not sum due to rounding

(1) For the three and twelve months ended December 31, 2024 and for the three and twelve months ended December 31, 2023, the weighted average shares used in the GAAP per share calculation excludes 8.0 million shares, 8.1 million shares, 9.9 million shares, and 10.4 million shares, respectively, as the effect is anti-dilutive in the period.

AMPLITUDE, INC.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flow

(In thousands, except percentages)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$3,156	$2,321	$18,506	$25,630
Less:
Purchases of property and equipment	(746)	(284)	(1,725)	(1,279)
Capitalization of internal-use software costs	(883)	(555)	(5,053)	(1,904)
Free cash flow	$1,527	$1,482	$11,728	$22,447
Net cash provided by (used in) operating activities margin	4.0%	3.3%	6.2%	9.3%
Non-GAAP adjustments	(2.1%)	(1.2%)	(2.3%)	(1.2%)
Free cash flow margin	2.0%	2.1%	3.9%	8.1%

Note: Certain figures may not sum due to rounding

AMPLITUDE, INC.

Historicals - Key Business Metrics

(In millions, except percentages)

(unaudited)

	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Annual Recurring Revenue (ARR)	$273	$281	$285	$290	$298	$312
Dollar-based Net Retention Rate (NRR)	99%	98%	97%	96%	98%	100%
Dollar-based Net Retention Rate (NRR TTM)	105%	101%	99%	98%	97%	97%